Exhibit b

BY-LAWS

OF

NUSHARES ETF TRUST

Dated: June 15, 2016

ARTICLE 1

DECLARATION OF TRUST AND PRINCIPAL OFFICE

1.1 Declaration of Trust. These By-laws are adopted pursuant to Section 6.8 of the Amended and Restated Declaration of Trust as from time to time in effect (the “Declaration”), of NuShares ETF Trust, a Massachusetts business trust (the “Trust”) and shall be subject to the terms of the Declaration. Any capitalized term not otherwise defined herein shall have the same meaning given to such term in the Declaration. In the event of any inconsistency between the terms of these By-Laws and the terms of the Declaration or of any applicable laws, the terms of the Declaration or of such applicable laws shall control.

1.2 Principal Office of the Trust. The principal office of the Trust is located at 333 West Wacker Drive, Chicago, Illinois 60606, or such other place as shall be determined by the Trustees from time to time. The Trust may have offices in such other places within or outside the State of Illinois or the Commonwealth of Massachusetts as the Trustees may from time to time determine.

ARTICLE 2

SHAREHOLDERS

2.1. Place of Meetings. Meetings of the Shareholders may be held at such place or places within or without the Commonwealth of Massachusetts as shall be fixed by the Board of Trustees or under the authority of the Trustees and stated in the notice of the meeting.

2.2. Regular Meeting. There shall be no annual or other regular meetings of Shareholders except as required by law.

2.3. Special Meeting. Special meetings of the Shareholders for any purpose or purposes may be called by the Chairman of the Board, the Chief Administrative Officer or two or more Trustees, and must be called at the written request stating the purpose or purposes of the meeting, of Shareholders entitled to cast at least 10 percent of all the votes entitled to be cast at the meeting, provided that the Shareholders requesting such meeting shall have paid to the Trust the reasonably estimated cost of preparing and mailing the notice thereof, which the Secretary shall determine and specify to such Shareholders. No special meeting need be called upon the request of Shareholders entitled to cast less than a majority of all votes entitled to be cast at that meeting to consider any matter which is substantially the same as a matter voted on at any meeting of the Shareholders during the preceding twelve months.

Any meeting so called may be postponed or cancelled prior to the meeting (with respect to one or more or all Series entitled to vote at the meeting) provided that notice of such postponement or cancellation is given, to the extent time permits, to the Shareholders entitled to vote at the meeting, but only if notice of such meeting had been previously given to such Shareholders.

Whenever a matter is required to be voted upon by Shareholders of the Trust in the aggregate under the Declaration, the Trust may either hold a meeting of Shareholders of all Series to vote on such matter, or hold separate meetings of Shareholders of one or more of the individual Series to vote on such matter, provided that (i) such separate meetings shall be held within one year of each other and (ii) a quorum of the individual Series shall be present at each such separate meeting, and the votes of Shareholders at all such separate meetings shall be aggregated in order to determine if sufficient votes have been cast for such matter to be voted.

2.4. Notice of Meetings. Notice of all meetings of Shareholders and any postponements thereof, stating the time, place and purposes of the meeting, shall be given by the Secretary or the Trustees in accordance with Section 2.13 hereof at least ten days and not more than 90 days before the date for the meeting set forth in such notice, to each Shareholder of record of the applicable Series as determined pursuant to Section 2.12 hereof. Any adjourned meeting may be held as adjourned without further notice if the date, time and place of the adjourned meeting were announced at the time of the adjournment, even if the date of such adjourned meeting is more than 120 days after the date set for the original meeting. Where separate meetings are held for Shareholders of an individual Series to vote on a matter required to be voted on by Shareholders of the Trust in the aggregate, notice of each such separate meeting shall be provided in the manner described above in this Section.

2.5. Quorum and Action. (a) The holders of a majority of the voting power of the shares of beneficial interest of the Trust (the “Shares”) entitled to vote at a meeting are a quorum for the transaction of business. If a quorum is present when a duly called or held meeting is convened, the Shareholders present may continue to transact business until adjournment, even though the withdrawal of a number of Shareholders originally present leaves less than the proportion or number otherwise required for a quorum. For the purposes of establishing whether a quorum is present, all Shares present and entitled to vote, including abstentions and broker non-votes, shall be counted.

(b) The Shareholders shall take action by the affirmative vote of the holders of Shares representing a majority, except in the case of the election of Trustees which shall only require a plurality, of votes cast at a meeting of Shareholders at which a quorum is present,, except as may be otherwise required by the Investment Company Act of 1940, as amended (the “1940 Act”) or the Declaration.

2.6. Voting. At each meeting of the Shareholders, every holder of Shares then entitled to vote may vote in person or by proxy and shall have one vote for each Share registered in his name.

2.7. Proxy Representation. At any meeting of Shareholders, any holder of Shares entitled to vote thereat may vote by proxy, provided that no proxy shall be voted at any meeting unless it shall have been placed on file with the Secretary, or with such other officer or agent of the Trust as the Trustees or officers may direct, for verification prior to the time at which such vote shall be taken. In connection with the solicitation of proxies by the Trustees, a Shareholder may give instructions, through telephonic or electronic methods of communication or via the Internet, for another person to execute his or her proxy if, in each case, such method has been authorized by the Trust by its officers, and pursuant in each case to procedures established or approved by the officers of the Trust or agents employed by the Trust for such purpose as reasonably designed to verify that such instructions have been authorized by such Shareholder; and the placing of a Shareholder’s name on a proxy pursuant to such instructions shall constitute execution of such proxy by or on behalf of such Shareholder. Proxies may also be submitted via facsimile if such method has been authorized by the Trust by its officers, and pursuant to procedures established or approved by the officers of the Trust or agents employed by the Trust for such purpose. Pursuant to a vote of the Trustees, proxies may be solicited in the name of one or more Trustees and/or one or more of the officers of the Trust, in each case with right of substitution. When any Share is held jointly by several persons, any one of them may vote at any meeting in person or by proxy in respect of such Share, but if more than one of them shall be present at such meeting, in person or by proxy, and such joint owners or their proxies so present disagree as to any vote to be cast, such vote shall not be received in respect of such Share, but shall be counted as present at the meeting for all other purposes. A proxy purporting to be executed by or on behalf of a Shareholder shall be deemed valid unless challenged at or prior to its exercise, and the burden of proving invalidity shall rest on the challenger. If the holder of any such Share is a minor or a person of unsound mind, and subject to guardianship or to the legal control of any other person as regards the charge or management of such Share, such Share may be voted by such guardian or such other person appointed or having such control, and such vote may be given in person or by proxy. Unless otherwise specifically limited by their terms, proxies shall entitle the holder thereof to vote at any postponement or adjournment of a meeting, and no proxy shall be valid after eleven months from its date unless a longer period is expressly provided in the appointment. No appointment is irrevocable unless the appointment is coupled with an interest in the Shares or in the Trust. A Shareholder who has submitted a proxy may revoke or withdraw the proxy with respect to any matter to be considered at a meeting or any adjournment or postponement thereof if such revocation or withdrawal is properly received prior to the vote on that matter, by delivering a duly executed proxy bearing a later date or by attending the meeting or the adjournment or postponement thereof and voting in person on the matter or matters.

2.8. Adjourned Meetings. Any meeting of Shareholders may by announcement thereat, be adjourned with respect to one or more matters to be considered at such meeting to a designated time and place by action of the person presiding thereat, even though less than a quorum is so present. An adjourned meeting may reconvene as designed, and when a quorum is present any business may be transacted which might have been transacted at the meeting as originally called. Unless a proxy is otherwise limited in this regard, any Shares present and entitled to vote at a meeting that are represented by broker non-votes, may, at the discretion of the proxies named therein, be voted in favor of such an adjournment.

2.9. Conduct of Meetings. Meetings of the Shareholders shall be presided over by the Chairman of the Board, or, if the Chairman of the Board is not present at the meeting, by another Trustee or officer designated by the Chairman of the Board, or if there is no such designee present at the meeting, then by the most senior officer of the Trust present at the meeting and such person shall be deemed for all purposes the chairman of the meeting. The chairman of the meeting shall determine the order of business of the meeting and may prescribe such rules, regulations and procedures and take such actions as, in the discretion of such chairman, are appropriate for the proper conduct of the meeting. For any matter to be properly before any meeting of Shareholders, the matter must be either specified in the notice of meeting given by or at the direction of a majority of the Trustees then in office or otherwise brought before the meeting by or at the direction of the chairman of the meeting. With the exception of Shareholder proposals submitted in accordance with the requirements of Rule 14a-8 under the Securities Exchange Act of 1934, as amended, or any successor provisions, only matters proposed by the Trustees may be included in the Trust’s proxy materials. The Trustees may, from time to time in their discretion, provide for procedures by which Shareholders may, prior to any meeting at which Trustees are to be elected, submit the names of potential candidates for Trustee, to be considered by the Trustees, or any proper committee thereof. At all meetings of Shareholders, unless voting is conducted by Inspectors of Election (as defined in Section 2.10 below), all questions relating to the qualification of voters and the validity of proxies and the acceptance or rejection of votes shall be decided by the chairman of the meeting.

2.10. Inspectors of Election. In advance of any meeting of Shareholders, the Trustees, or at any such meeting, the Trustees or the chairman of the meeting, may appoint one or more persons as Inspectors of Election to act as inspectors at the meeting or any adjournment thereof (“Inspectors of Election”). If any person appointed as an Inspector of Election fails to appear or fails or refuses to act, the chairman of the meeting may appoint a person to fill the vacancy. Unless otherwise instructed by the Trustees, or by the chairman of the meeting, the Inspectors of Election shall determine the number of Outstanding Shares, the Shares represented at the meeting, (i) the existence of a quorum, the authenticity, validity and effect of proxies, (ii) shall receive votes, ballots or consents, (iii) shall hear and determine all challenges and questions in any way arising in connection with the right to vote, (iv) shall count and tabulate all votes and consents and determine the results, and do such other acts as may be proper to conduct the election or vote.

2.11. Action by Written Consent in Lieu of Meeting of Shareholders. See Section 4.8 of the Declaration.

2.12. Record Date; Certification of Beneficial Owner. (a) The Trustees may fix a date not more than ninety (90) days before the date of a meeting of Shareholders as the date for the determination of the holders of Shares entitled to notice of and entitled to vote at the meeting or any adjournment thereof.

(b) The Trustees may fix a date for determining Shareholders entitled to receive payment of any dividend or distribution or allotment of any rights or entitled to exercise any rights in respect of any change, conversion or exchange of Shares.

(c) In the absence of such fixed record date, (i) the date for determination of Shareholders entitled to notice of and entitled to vote at a meeting of Shareholders shall be the later of the close of business on the day on which notice of the meeting is mailed or the thirtieth day before the meeting, and (ii) the date for determining Shareholders entitled to receive payment of any dividend or distribution or an allotment of any rights or entitled to exercise any rights in respect of any change, conversion or exchange of Shares shall be the close of business on the day on which the resolution of the Trustees is adopted.

(d) A resolution approved by the affirmative vote of a majority of the Trustees present may establish a procedure whereby a Shareholder may certify in writing to the Trust that all or a portion of the Shares registered in the name of the Shareholder are held for the account of one or more beneficial owners. Upon receipt by the Trust of the writing, the persons specified as beneficial owners, rather than the actual Shareholders, are deemed the Shareholders for the purposes specified in the writing.

2.13. Communications with Shareholders. Any notices, reports, statements or other communications with Shareholders of any kind required under the Declaration, these By-Laws or applicable law may be sent, delivered or made available by mail or other carrier, in person, by email or other electronic communication or by posting on a website or publication or in any other reasonable manner as may be determined by the Trustees if not otherwise prohibited by applicable law, and such communications may be sent, delivered or otherwise made available to Shareholders in accordance with householding or other similar rules under which a single copy of such notice or report may be sent to Shareholders who reside at the same address. No communication need be given to any Shareholder who shall have failed to inform the Trust of the Shareholder’s current address and the Trustees may from time to time adopt, or may authorize the officers or agents of the Trust to adopt, procedures or policies with respect to communications to Shareholders that are returned to the Trust or its agents as undeliverable and similar matters. Any Shareholder may waive receipt of any notice or other communication. Communications shall be deemed to have been given at the time when delivered personally or deposited in the mail or with another carrier or sent by any means of written or electronic communication or, where notice is given by posting on a website or by publication, on the date of posting or publication. An affidavit of the mailing or other means of giving any notice of any meeting of Shareholders shall be filed and maintained with the records of the Trust.

The foregoing provisions shall apply mutatis mutandis to any communications given to a Shareholder’s counsel under Section 9.8 of the Declaration; provided, however, that communications provided to either a Shareholder or Shareholder’s counsel under Section 9.8 may not be made by means of posting on a website or by publication.

ARTICLE 3

TRUSTEES

3.1. Qualifications and Number: Vacancies. Each Trustee shall be a natural person. A Trustee need not be a Shareholder, a citizen of the United States, or a resident of the Commonwealth of Massachusetts. The number of Trustees of the Trust, their term and election and the filling of vacancies, shall be as provided in the Declaration of Trust.

3.2. Powers. The business and affairs of the Trust shall be managed under the direction of the Board of Trustees. All powers of the Trust may be exercised by or under the authority of the Board of Trustees, except those conferred on or reserved to the Shareholders by statute, the Declaration of Trust or these By-Laws.

3.3. Meetings. Regular meetings of the Trustees may be held without notice at such times as the Trustees shall fix. Special meetings of the Trustees may be called by the Chairman of the Board or the Chief Administrative Officer, and shall be called at the written request of two or more Trustees. Unless waived by each Trustee, three days’ notice of special meetings shall be given to each Trustee in person, by mail, by telephone, or by telegram or cable, or by any other means that reasonably may be expected to provide similar notice. Notice of special meetings need not state the purpose or purposes thereof. Meetings of the Trustees may be held at any place within or outside the Commonwealth of Massachusetts. A conference among Trustees by any means of communication through which the Trustees may simultaneously hear each other during the conference constitutes a meeting of the Trustees or of a committee of the Trustees, if the notice requirements have been met (or waived) and if the number of Trustees participating in the conference would be sufficient to constitute a quorum at such meeting. Participation in such meeting by that means constitutes presence in person at the meeting.

3.4. Quorum and Action. A majority of the Trustees currently holding office, or in the case of a meeting of a committee of the Trustees, a majority of the members of such committee, shall constitute a quorum for the transaction of business at any meeting. If a quorum is present when a duly called or held meeting is convened, the Trustees present may continue to transact business until adjournment, even though the withdrawal of a number of Trustees originally present leaves less than the proportion or number otherwise required for a quorum. At any duly held meeting at which a quorum is present, the affirmative vote of the majority of the Trustees present shall be the act of the Trustees or the committee, as the case may be, on any question, except where the act of a greater number is required by these By-Laws or by the Declaration of Trust.

3.5. Action by Written Consent in Lieu of Meetings of Trustees. An action which is required or permitted to be taken at a meeting of the Trustees or a committee of the Trustees may be taken by written action signed by the number of Trustees that would be required to take the same action at a meeting of the Trustees or committee, as the case may be, at which all Trustees were present. The written action is effective when signed by the required number of Trustees, unless a different effective time is provided in the written action. When written action is taken by less than all Trustees, all Trustees shall be notified immediately of its text and effective date.

3.6. Committees. The Trustees, by resolution adopted by the affirmative vote of a majority of the Trustees, may designate from their members an Executive Committee, an Audit Committee (whose function shall be to advise the Trustees as to the selection of and review of the work of the independent public accountants of the Trust) and any other committee or committees, each such committee to consist of two or more Trustees and to have such powers and authority (to the extent permitted by law) as may be provided in such resolution. Any such committee may be terminated at any time by the affirmative vote of a majority of the Trustees.

ARTICLE 4

OFFICERS

4.1. Number and Qualifications. The officers of the Trust shall include a Chief Administrative Officer, a Controller, one or more Vice Presidents (one of whom may be designated Executive Vice President), a Treasurer, and a Secretary. Any two or more offices may be held by the same person. Unless otherwise determined by the Trustees, each officer shall be appointed by the Trustees for a term which shall continue until the meeting of the Trustees following the next regular meeting of Shareholders and until his successor shall have been duly elected and qualified, or until his death, or until he shall have resigned or have been removed, as hereinafter provided in these By-Laws. The Trustees may from time to time elect, or delegate to the Chairman of the Board or the Chief Administrative Officer, or both, the power to appoint, such officers (including one or more Assistant Vice Presidents, one or more Assistant Treasurers and one or more Assistant Secretaries) and such agents as may be necessary or desirable for the business of the Trust. Such other officers shall hold office for such terms as may be prescribed by the Trustees or by the appointing authority. The Chairman of the Board is not deemed to be an officer of the Trust by virtue of serving as Chairman of the Board.

4.2. Resignations. Any officer of the Trust may resign at any time by giving written notice of his resignation to the Trustees, the Chairman of the Board, the Chief Administrative Officer or the Secretary. Any such resignation shall take effect at the time specified therein or, if the time when it shall become effective shall not be specified therein, immediately upon its receipt, and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

4.3. Removal. An officer may be removed at any time, with or without cause, by a resolution approved by the affirmative vote of a majority of the Trustees present at a duly convened meeting of the Trustees.

4.4. Vacancies. A vacancy in any office because of death, resignation, removal, disqualification or any other cause, may be filled for the unexpired portion of the term by the Trustees, or in the manner determined by the Trustees.

4.5. The Chairman of the Board. The Chairman of the Board shall be elected from among the Trustees. He shall:

(a) have general active management of the business of the Trust;

(b) when present, preside at all meetings of the Trustees and of the Shareholders;

(c) see that all orders and resolutions of the Trustees are carried into effect;

(d) sign and deliver in the name of the Trust any deeds, mortgages, bonds, contracts or other instruments pertaining to the business of the Trust, except in cases in which the authority to sign and deliver is required by law to be exercised by another person or is expressly delegated by the Declaration of Trust or By-Laws or by the Trustees to some other officer or agent of the Trust; and

(e) maintain records of and, whenever necessary, certify all proceedings of the Trustees and the Shareholders.

In the absence of the Chief Administrative Officer or in the event of his disability, or inability to act or to continue to act, the Chairman of the Board shall perform the duties of the Chief Administrative Officer and when so acting shall have all the powers of, and be subject to all the restrictions upon, the Chief Administrative Officer.

The Chairman of the Board shall be authorized to do or cause to be done all things necessary or appropriate, including preparation, execution and filing of any documents, to effectuate the registration from time to time of the Shares of the Trust with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended. He shall perform all duties incident to the office of Chairman of the Board and such other duties as from time to time may be assigned to him by the Trustees or by these By-Laws.

4.6. The Chief Administrative Officer. The Chief Administrative Officer shall be the chief executive and operating officer of the Trust and, subject to the Chairman of the Board, he shall have general authority over and general management and control of the business and affairs of the Trust. In general, he shall discharge all duties incident to the office of the chief executive and operating officer of the Trust and such other duties as may be prescribed by the Trustees from time to time. The Chief Administrative Officer shall be authorized to do or cause to be done all things necessary or appropriate, including preparation, execution and filing of any documents, to effectuate the registration from time to time of the Common Shares or Preferred Shares of the Trust with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended. He shall perform all duties incident to the office of Chief Administrative Officer and such other duties as from time to time may be assigned to him by the Trustees or by these By-Laws. Despite the fact that he/she is not a Trustee, in the absence of the Chairman of the Board or in the event of his disability, or inability to act or to continue to act, the Chief Administrative Officer shall perform the duties of the Chairman of the Board and when so acting shall have all the powers of, and be subject to all the restrictions upon, the Chairman of the Board.

4.7. Executive Vice-President. In the case of the absence or inability to act of the Chief Administrative Officer and the Chairman of the Board, the Executive Vice-President shall perform the duties of the Chief Administrative Officer and when so acting shall have all the powers of, and be subject to all the restrictions upon, the Chief Administrative Officer. The Executive Vice-President shall perform all duties incident to the office of Executive Vice-President and such other duties as from time to time may be assigned to him by the Trustees, the Chief Administrative Officer or these By-Laws.

4.8. Vice Presidents. Each Vice-President shall perform all such duties as from time to time may be assigned to him by the Trustees, the Chairman of the Board or the Chief Administrative Officer.

4.9. Controller. The Controller shall:

(a) keep accurate financial records for the Trust;

(b) render to the Chairman of the Board, the Chief Administrative Officer and the Trustees, whenever requested, an account of all transactions by and of the financial condition of the Trust; and

(c) in general, perform all the duties incident to the office of Controller and such other duties as from time to time may be assigned to him by the Trustees, the Chairman of the Board or the Chief Administrative Officer.

4.10. Treasurer. The Treasurer shall:

(a) have charge and custody of, and be responsible for, all the funds and securities of the Trust, except those which the Trust has placed in the custody of a bank or trust company pursuant to a written agreement designating such bank or trust company as custodian of the property of the Trust;

(b) deposit all money, drafts, and checks in the name of and to the credit of the Trust in the banks and depositories designated by the Trustees;

(c) endorse for deposit all notes, checks, and drafts received by the Trust making proper vouchers therefor:

(d) disburse corporate funds and issue checks and drafts in the name of the Trust, as ordered by the Trustees; and

(e) in general, perform all the duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him by the Trustees, the Chairman of the Board or the Chief Administrative Officer.

4.11. Secretary. The Secretary shall:

(a) keep or cause to be kept in one or more books provided for the purpose, the minutes of all meetings of the Trustees, the committees of the Trustees and the Shareholders;

(b) see that all notices are duly given in accordance with the provisions of these By-Laws and as required by statute;

(c) be custodian of the records of the Trust;

(d) see that the books, reports, statements, certificates and other documents and records required by statute to be kept and filed are properly kept and filed; and

(e) in general, perform all the duties incident to the office of Secretary and such other duties as from time to time may be assigned to him by the Trustees, the Chairman of the Board or the Chief Administrative Officer.

4.12. Salaries. The salaries of all officers shall be fixed by the Trustees and the Trustees.

4.13. Additional Powers. Subject to the other provisions of these By-Laws, each officer shall have, in addition to the duties and powers herein and in the Declaration set forth, such duties and powers as are commonly incident to the office occupied by him or her as if the Trust were organized as a Massachusetts business corporation and such other duties and powers as the Trustees may from time to time designate.

ARTICLE 5

SHARES AND SHARE CERTIFICATES

5.1. Shares. Shares shall be held on the books of the Trust by one or more transfer agents appointed in accordance with Section 7.2 of the Declaration (each, a “Transfer Agent”) in uncertificated form, and the record holders of such Shares shall be treated for all purposes as Shareholders under the Declaration, provided however that the Trust on behalf of a Series may issue one or more global certificates to a depository or similar agency in connection with the book-entry holding of Shares.

5.2. Share Transfers. Transfers of Shares of the Trust shall be made only on the books of the Trust, as maintained by the Transfer Agent with respect to such Shares, by the registered holder thereof, or by his attorney thereunto authorized by power of attorney duly executed and filed with the Transfer Agent for such Shares. Except as may be otherwise provided by law or these By-Laws, the person in whose name Shares stand on the books of the Trust shall be deemed the owner thereof for all purposes as regards the Trust; provided that properly documented pledges of Shares as collateral security may be accounted for by the Transfer Agent in accordance with its standard procedures with respect thereto.

5.3. Regulations. The Trustees may make such additional rules and regulations, not inconsistent with these By-Laws, as they may deem expedient concerning the issue, transfer and registration of Shares.

ARTICLE 6

MISCELLANEOUS

6.1. Books and Records. The books and records of the Trust and any Series thereof, including the share ledger or ledgers, may be kept in or outside the Commonwealth of Massachusetts at such office or offices of the Trust and/or its agents as may from time to time be determined by the officers of the Trust.

6.2. Access to Book and Records. The Shareholders shall only have such right to inspect the records, documents, accounts and books of the Trust or any Series thereof as are granted to Shareholders in the sole discretion of the Trustees.

6.3. Seal. The Trustees may adopt a seal of the Trust which shall be in such form and shall have such inscription thereon as the Trustees may from time to time prescribe, but unless otherwise required by the Trustees, the seal shall not be necessary to be placed on, and its absence shall not impair the validity of, any document, instrument or other paper executed and delivered by or on behalf of the Trust.

6.4. Execution of Papers. All deeds, leases, contracts, notes and other obligations made by the Trustees shall be signed by the Chief Administrative Officer, any Vice President elected by the Trustees, the Controller, the Secretary or any other officer elected by the Trustees, except as the Trustees may generally or in particular cases authorize the execution thereof in some other manner, or as otherwise provided in these By-Laws.

6.5. Severability. The provisions of these By-Laws are severable. If the Trustees determine, with the advice of counsel, that any provision hereof conflicts with the 1940 Act, the regulated investment company or other provisions of the Code or with other applicable laws and regulations, the conflicting provision shall be deemed never to have constituted a part of these By-Laws; provided, however, that such determination shall not affect any of the remaining provisions of these By-Laws or render invalid or improper any action taken or omitted prior to such determination. If any provision hereof shall be held invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall attach only to such provision only in such jurisdiction and shall not affect any other provision of these By-Laws.

6.6. Headings. Headings are placed in these By-Laws for convenience of reference only and in case of any conflict, the text of these By-Laws rather than the headings shall control.

ARTICLE 7

AMENDMENTS TO THE BYLAWS

7.1. General. These By-Laws may be amended, supplemented, amended and restated, or repealed, in whole or in part, by a majority of the Trustees then in office at any meeting of the Trustees, or by one or more writings signed by such a majority.